Exhibit 99.1

Concur To Acquire TripIt, The Leading Provider Of

Mobile Services For The Business Traveler

Combination also extends services to address the unmanaged business travel market

REDMOND, Wash., Jan. 13, 2011 – Concur (Nasdaq: CNQR), a leading provider of integrated travel and expense management solutions, today announced it has agreed to acquire privately held TripIt – the market leader in mobile trip management that helps travelers easily organize and share travel plans no matter where they book – for approximately $82 million in upfront cash, stock and unvested restricted stock units, and additional consideration over time that could bring the total value to $120 million.

“The advancement of mobile solutions has changed the way business travelers buy, share, manage and expense their travel plans,” said Steve Singh, Concur’s chairman and chief executive officer. “There is a universal need to bring order to the chaos of travel and make life better for business travelers. That is true for both managed and unmanaged travel. Together, we solve challenges along the entire business travel process – from booking, through in-trip activities and sharing trip information, to post-trip expense management and reconciliation. We welcome the entire TripIt team to Concur and look forward to working together to deliver even more value to travelers, our customers and our partners.”

As the leader in integrated travel and expense management solutions, Concur is trusted by more than 15 million people to help them manage their business travel and expenses. TripIt is the preferred way that millions of people organize their travel, and make their lives easier, by forwarding their confirmation emails to plans@tripit.com to instantly create a master itinerary they can access on the web or mobile phone. Both Concur and TripIt are augmented by an open platform that integrates mobile and web services plus content and technology from thousands of partners, suppliers and developers. The combination of Concur and TripIt delivers additional value to existing clients and travelers while helping to expand the addressable market for Concur’s services by reaching a new class of travelers previously unaddressed by traditional managed travel solutions.

“This is great news for the millions of travelers who trust TripIt as a better way to manage travel and the hundreds of third party developers who are a part of the TripIt API ecosystem. Together with Concur, we can move even faster to realize our vision of making travel easier for even more people and companies around the world,” said Gregg Brockway, TripIt co-founder and president. “It’s also a testament to the passion, hard work, and commitment to excellence the entire TripIt team has demonstrated since day one to be the best at solving tough travel problems to help improve the lives of travelers everywhere.”

Details Regarding the TripIt Acquisition

Concur has signed a definitive agreement to acquire TripIt for approximately $27 million in cash and approximately $44 million in Concur stock at closing, plus a contingent cash amount settled upon 30 months from closing of up to approximately $38 million, subject to certain adjustments and escrow provisions set forth in the definitive agreement. As part of the acquisition, Concur will exchange unvested TripIt options into Concur restricted stock units having an aggregate value of approximately $11 million at closing. All components of consideration bring the total deal value to as much as $120 million. However, there is no payment of the contingent cash amount if the value of the approximately $44 million of stock consideration issued exceeds approximately $82 million during the 30 month period following closing, subject to limitations. In addition, individual holders of the approximately $44 million in stock consideration will lose their rights to payment of the contingent cash amount if they sell their holdings of such stock. Though the payment of the contingent cash amount is uncertain, the maximum contingent cash amount to be paid, if any, at the end of the 30 month period is approximately $38 million. The contingent cash amount will be recorded as a liability at fair value and marked-to-market each quarter through GAAP earnings. The acquisition of TripIt is expected to close in our second quarter of fiscal 2011 and to be dilutive to our pro forma operating margin for fiscal 2011. Concur will provide more details in early February on our earnings conference call for the first quarter of fiscal 2011.

Concur was advised by Credit Suisse Securities (USA) LLC and Fenwick & West LLP, and TripIt was advised by Deutsche Bank Securities Inc. and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP on the transaction.

Concur Hosting Conference Call

Concur will host a conference call to discuss the acquisition of TripIt on Thursday, January 13, 2011 beginning at 8:30 a.m. (EST). Hosting the call from Concur will be Steve Singh, Chairman and Chief Executive Officer, Frank Pelzer, Chief Financial Officer, and John Torrey, Executive Vice President, Corporate Development.

Live audio of the conference call will be available by dialing (866) 619-3158 (United States) or (706) 634-5020 (International) and referencing Conference ID number 36300773. To access the call by live webcast, accompanied by presentation slides, which will be available the morning of January 13, 2011, please go to www.concur.com/en-us/investors. A webcast replay at the same website will be available for 30 days following the conference call. A phone replay will be available by dialing (800) 642-1687 (United States) or (706) 645-9291 (International) and referencing Conference ID Number: 36300773.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

About TripIt

TripIt®, the mobile trip management company, helps people organize and share their travel plans no matter where they book. Travelers simply forward their travel confirmation emails from over 1,000 sites to plans@TripIt.com. TripIt automatically creates a master itinerary that combines all their travel plans plus maps, directions and more. With TripIt, it’s easy to share and collaborate on trips with friends and colleagues using social networks or TripIt Groups. TripIt itineraries can be accessed online or via mobile devices using free Android, BlackBerry and iPhone apps, or m.TripIt.com. TripIt is an open itinerary platform that works with a growing eco-system of travel and mobile partners. TripIt Pro premium service for frequent travelers automatically monitors travel itineraries, providing mobile alerts, alternate flight options, frequent traveler point tracking and automated trip sharing. More at www.TripIt.com.

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This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Messrs. Singh and Brockway, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties or delays in connection with the TripIt acquisition, including the anticipated timing of completion of the acquisition, the anticipated benefits of the acquisition, or the broader integration of the Concur and TripIt businesses; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of the hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing activities.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425.452.5468, SJohansen@WeberShandwick.com

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com